Exhibit 10.16

Notice of Award
SMALL BUSINESS INNOVATION RESEARCH PROG Issue Date: 03/28/2012
Department of Health and Human Services National Institutes of Health
NATIONAL INSTITUTE OF DIABETES AND DIGESTIVE AND KIDNEY DISEASES

Grant Number: 5R44DK078455-03

Principal Investigator(s):

WEIZHONG CAI, PHD

Project Title: Unique Clinical Study on DGF Using Paired Kidneys

Dr. Goldberg, Itzhak D

President & Scientific Director

1050 Stewart Ave.

Garden City, NY 115304888

Award e-mailed to: igoldberg@angion.com

Budget Period: 04/01/2012 – 03/31/2013

Project Period: 03/01/2007 – 03/31/2013

Dear Business Official:

The National Institutes of Health hereby awards a grant in the amount of $664,710 (see “Award Calculation” in Section I and “Terms and Conditions” in Section III) to ANGION BIOMEDICA CORPORATION in support of the above referenced project. This award is pursuant to the authority of 42 USC 241 42 CFR PART 52 15 USC 638 and is subject to the requirements of this statute and regulation and of other referenced, incorporated or attached terms and conditions.

Acceptance of this award including the “Terms and Conditions” is acknowledged by the grantee when funds are drawn down or otherwise obtained from the grant payment system.

Each publication, press release, or other document about research supported by an NIH award must include an acknowledgment of NIH award support and a disclaimer such as “Research reported in this publication was supported by the National Institute Of Diabetes And Digestive And Kidney Diseases of the National Institutes of Health under Award Number R44DK078455. The content is solely the responsibility of the authors and does not necessarily represent the official views of the National Institutes of Health.” Prior to issuing a press release concerning the outcome of this research, please notify the NIH awarding IC in advance to allow for coordination.

Award recipients must promote objectivity in research by establishing standards that provide a reasonable expectation that the design, conduct and reporting of research funded under NIH awards will be free from bias resulting from an Investigator’s Financial Conflict of Interest (FCOI), in accordance with 42 CFR Part 50 Subpart F. Subsequent to the compliance date of the 2011 revised FCOI regulation (i.e., on or before August 24, 2012), Awardees must be in compliance with all aspects of the 2011 revised regulation; until then, Awardees must comply with the 1995 regulation. The Institution shall submit all FCOI reports to the NIH through the eRA Commons FCOI Module. The regulation does not apply to Phase I Small Business Innovative Research (SBIR) and Small Business Technology Transfer (STTR) awards. Consult the NIH website http://grants.nih.gov/grants/policy/coi/ for a link to the regulation and additional important information.

If you have any questions about this award, please contact the individual(s) referenced in Section IV.

Sincerely yours,

CAROLYN KOFA

Grants Management Officer
NATIONAL INSTITUTE OF DIABETES AND DIGESTIVE AND KIDNEY DISEASES

1	Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Additional information follows

2	Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

SECTION I – AWARD DATA – 5R44DK078455-03

Award Calculation (U.S. Dollars)

Federal Direct Costs	$	[***]
Federal F&A Costs	$	[***]
Approved Budget	$	[***]
Fee	$	[***]
Federal Share	$	[***]
TOTAL FEDERAL AWARD AMOUNT		$664,710

AMOUNT OF THIS ACTION (FEDERAL SHARE)		$664,710

SUMMARY TOTALS FOR ALL YEARS
YR	THIS AWARD	CUMULATIVE TOTALS
3	$664,710	$664,710

Fiscal Information:
CFDA Number:	93.847
EIN:	1113430072A1
Document Number:	RDK078455B
Fiscal Year:	2012

IC	CAN	2012
DK	8469933	$664,710

NIH Administrative Data:

PCC: KMM KSB / OC: 414E / Processed: KOFAC 03/27/2012

SECTION II – PAYMENT/HOTLINE INFORMATION – 5R44DK078455-03

For payment and HHS Office of Inspector General Hotline information, see the NIH Home Page at http://grants.nih.gov/grants/policy/awardconditions.htm

SECTION III – TERMS AND CONDITIONS – 5R44DK078455-03

This award is based on the application submitted to, and as approved by, NIH on the above-titled project and is subject to the terms and conditions incorporated either directly or by reference in the following:

a.	The grant program legislation and program regulation cited in this Notice of Award.
b.	Conditions on activities and expenditure of funds in other statutory requirements, such as those included in appropriations acts.
c.	45 CFR Part 74 or 45 CFR Part 92 as applicable.
d.	The NIH Grants Policy Statement, including addenda in effect as of the beginning date of the budget period.
e.	This award notice, INCLUDING THE TERMS AND CONDITIONS CITED BELOW.

(See NIH Home Page at ‘http://grants.nih.gov/grants/policy/awardconditions.htm’ for certain references cited above.)

An unobligated balance may be carried over into the next budget period without Grants Management Officer prior approval.

This grant is subject to Streamlined Noncompeting Award Procedures (SNAP).

This award is subject to the requirements of 2 CFR Part 25 for institutions to receive a Dun & Bradstreet Universal Numbering System (DUNS) number and maintain an active registration in the Central Contractor Registration. Should a consortium/subaward be issued under this award, a DUNS requirement must be included. See http://grants.nih.gov/grants/policy/awardconditions.htm for the full NIH award term implementing this requirement and other additional information.

3	Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

This award is not subject to the Transparency Act subaward and executive compensation reporting requirement of 2 CFR Part 170.

In accordance with P.L. 110-161, compliance with the NIH Public Access Policy is now mandatory. For more information, see NOT-OD-08-033 and the Public Access website: http://publicaccess.nih.gov/.

This award provides support for one or more clinical trials. By law (Title VIII, Section 801 of Public Law 110-85), the “responsible party” must register “applicable clinical trials” on the ClinicalTrials.gov Protocol Registration System Information Website. NIH encourages registration of all trials whether required under the law or not. For more information, see http://grants.nih.gov/ClinicalTrials_fdaaa/

This award represents the final year of the competitive segment for this grant. Therefore, see the NIH Grants Policy Statement Section 8.6 Closeout for closeout requirements at: http://grants.nih.gov/grants/policy/#gps .

A final Federal Financial Report (FFR) (SF 425) must be submitted through the eRA Commons (Commons) within 90 days of the expiration date; see the NIH Grants Policy Statement Section 8.6.1 Financial Reports, http://grants.nih.gov/grants/policy/#gps, for additional information on this submission requirement. The final FFR must indicate the exact balance of unobligated funds and may not reflect any unliquidated obligations. There must be no discrepancies between the final FFR expenditure data and the Payment Management System’s (PMS) cash transaction data.

A Final Invention Statement and Certification form (HHS 568), (not applicable to training, construction, conference or cancer education grants) must be submitted through the eRA Commons (Commons) within 90 days of the expiration date.

Furthermore, unless an application for competitive renewal is submitted, a final progress report must also be submitted within 90 days of the expiration date. Institute/Centers may accept the progress report contained in competitive renewal (type 2) in lieu of a separate final progress report. Contact the awarding IC for IC-specific policy regarding acceptance of a progress report contained in a competitive renewal application in lieu of a separate final progress report.

NIH strongly encourages electronic submission of the final progress report and the final invention statement through the Closeout feature in the Commons. If the final progress report and final invention statement are not submitted through the Commons, a copy can be emailed or sent to the contacts listed below. Copies of the HHS 568 form may be downloaded at: http://grants.nih.gov/grants/forms.htm.

Submissions of the final progress report and HHS 568 may be e-mailed as PDF attachments to the NIH Central Closeout Center at: DeasCentralized@od.nih.gov.

Paper submissions of the final progress report and the HHS 568 may be faxed to the NIH Central Closeout Center at 301-480-2304 or mailed to the NIH Central Closeout Center at the following address:

NIH/OD/OER/DEAS

Central Closeout Center

6705 Rockledge Drive, Room 2207

Bethesda, MD 20892-7987 (for regular or U.S. Postal Service Express mail)
Bethesda, MD 20817 (for other courier/express mail delivery only)

The final progress report should include, at a minimum, a summary of progress toward the achievement of the originally stated aims, a list of significant results (positive and/or negative), a list of publications and the grant number. If human subjects were included in the research, the final progress report should also address the following:

Report on the inclusion of gender and minority study subjects (using the gender and minority Inclusion Enrollment Form as provided in the PHS 2590 and available at http://grants.nih.gov/grants/forms.htm).

Where appropriate, indicate whether children were involved in the study or how the study was relevant for conditions affecting children (see NIH Grants Policy Statement Section 4.1.15.7

4	Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

Inclusion of Children as Subjects in Clinical Research at URL http://grants.nih.gov/grants/policy/#gps).

Describe any data, research materials (such as cell lines, DNA probes, animal models), protocols, software, or other information resulting from the research that is available to be shared with other investigators and how it may be accessed.

Any other specific requirements set forth in the terms and conditions of the award must also be addressed in the final progress report.

Note, if this is the final year of a competitive segment due to the transfer of the grant to another institution, then not all the requirements stated above are applicable. Specifically a Final Progress Report is not required. However, a final FFR is required and should be submitted electronically as noted above. In addition, if not already submitted, the Final Invention Statement is required and should be sent directly the assigned Grants Management Specialist.

Treatment of Program Income:

Additional Costs

SECTION IV – DK Special Terms and Conditions – 5R44DK078455-03

This award is issued in accordance with the NIH 2012 fiscal policies described in the NIH Guide Notice NOT-OD-12-036: http://grants.nih.gov/grants/guide/notice-files/NOT-OD-12-036.html

The grantee is required to follow the data and safety monitoring plan submitted with the “Just-In- Time” documentation dated December 17, 2010, and may not implement any changes in the plan without the written prior approval of the NIDDK.

This study/clinical trial has been identified for inclusion in ClinicalTrials.gov. The U.S. National Institutes of Health (NIH), through its National Library of Medicine (NLM), has developed this site in collaboration with all NIH Institutes and the Food and Drug Administration (FDA). The Principal Investigator (PI) will shortly receive account information and instructions that will allow you to enter your study information into ClinicalTrials.gov. As soon as you have an approved protocol the information should be entered. It is the grantee/PI’s responsibility to update it as changes in the protocol and study contacts occur. It is required that the information entered in ClinicalTrials.gov be reviewed at least annually, even if no changes are necessary.

This award includes funds awarded for consortium activity with Maastricht University Medical Center in the amount of $[***] total cost. Consortiums are to be established and administered as described in the NIH Grants Policy Statement (NIH GPS). The referenced section of the NIH Grants Policy Statement is available at http://grants1.nih.gov/grants/policy/nihgps_2003/NIHGPS_Part12.htm#_Toc54600251, pages 224-227.

In addition to the PI, the following individuals are named as key personnel:

Dr. Bermingham

Dr. Goldberg

Dr. Narayan

Dr. Panicker

Written prior approval is required if any of the individual(s) named above withdraws from the project entirely, is absent from the project during any continuous period of 3 months or more, or reduces time devoted to the project by 25 percent or more from the level that was approved at the time of award.

Prior to drawing down funds for this award from the payment management system, you are required to have in place written policies and procedures for financial and business management systems. Your systems must comply with the standards included in the attachment to the letter/email “Requirements for Financial and Business Management Systems Requirements for

5	Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

SBIR/STTR Awardees” which was sent to your organization’s Business Official on December 3, 2010. The policies and procedures must remain in effect for the duration of this project.

Notice: Under governing regulations, Federal funds administered by the Department of Health and Human Services shall not be expended for research involving human subjects, and individuals shall not be enrolled in such research, without prior approval by the Office of Human Research Protections (OHRP) of an assurance to comply with the requirements of 45 CFR 46 to protect human research subjects. This restriction applies to all collaborating sites without OHRP- approved assurances, whether domestic or foreign, and compliance must be ensured by the awardee.

Notice: Under governing policy, Federal funds administered by the National Institutes of Health (NIH) shall not be expended for research involving live vertebrate animals without prior approval by the Office for Laboratory Animal Welfare (OLAW) of an assurance to comply with the NIH policy on humane care and use of laboratory animals. This restriction applies to all performance sites (e.g., collaborating institutions, subcontractors, subgrantees) without OLAW-approved assurances, whether domestic or foreign.

The fee provided as part of this Notice of Award is in addition to the allowable direct and facilities and administrative costs. An adjustment of the fee will be made in the event the grant is terminated. The fee should be drawn down from the DHHS Payment Management System (PMS) in increments proportionate to the draw down of costs. Questions concerning access to the PMS should be directed to (877) 614-5533.

Allowable costs of activities conducted by for-profit organizations will be determined by applying the cost principles of the Federal Acquisition Regulation set forth in 48 CFR, Subpart 31.2. (see http://www.access.gpo.gov/nara/cfr/waisidx_01/48cfr31_01.html)

Intellectual property rights: Normally, the awardee organization retains the principal worldwide patent rights to any invention developed with United States government support. Under Title 37 Code of Federal Regulations Part 401, the government receives a royalty free license for its use, reserves the right to require the patent holder to license others in certain circumstances, and requires that anyone exclusively licensed to sell the invention in the United States must normally manufacture it substantially in the United States.

Rights and obligations related to inventions created or reduced to practice as a result of this award are detailed in 35 U.S.C. 205 and 37 CFR Part 401. These inventions must be reported to the Division of Extramural Invention and Technology Resources, OPERA, NIH, 6705 Rockledge Drive, MSC 7980, Room 310, Bethesda, MD 20892-7980, (301) 435-1986. For additional information, access the NIH link on the interagency Edison web site (www.iedison.gov) which includes an electronic invention reporting system, reference information and the text to 37 CFR 401.

To the extent authorized by 35 U.S.C., Section 205, the government will not make public any information disclosing an NIH-supported invention for a 4-year period to allow the awardee organization a reasonable time to file a patent application, nor will the government release any information that is part of that patent application.

Prior approval to implement budgetary and programmatic changes, where required by NIH Policy, (See the NIH Grants Policy Statement for prior approval requirements at: http://grants.nih.gov/grants/policy/nihgps_2010/nihgps_ch8.htm) must be obtained in writing from the Grants Management contact shown on this Notice of Award. A letter signed by the Principal Investigator and a Business Official of the Grantee Institution, and should include an explanation and justification for the action(s). Requests may be made via e-mail provided they are routed through these same officials. If there are questions as to whether an action requires prior approval, contact the Grants Management Specialist.

The grantee is required to establish a positive time and effort reporting system.

As mentioned in Section III above, this award represents the final year of the competitive segment for this grant. In addition to the instructions outlined in Section III, please follow the guidelines here for submission of the Final Progress Report.

6	Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.

There is no ‘form page’ for a Final Report. The Final Progress Report may be typed on plain white paper (or you may use the PHS 398 Continuation Page). The recommended length for the narrative portion is 10 pages.

STAFF CONTACTS

The Grants Management Specialist is responsible for the negotiation, award and administration of this project and for interpretation of Grants Administration policies and provisions. The Program Official is responsible for the scientific, programmatic and technical aspects of this project. These individuals work together in overall project administration. Prior approval requests (signed by an Authorized Organizational Representative) should be submitted in writing to the Grants Management Specialist. Requests may be made via e-mail.

Grants Management Specialist: Pamela Love

Email: lovepa@mail.nih.gov Phone: (301) 435-6198 Fax: (301) 594-9523

Program Official: Marva M. Moxey-mims

Email: moxey-mimsm@extra.niddk.nih.gov Phone: (301) 451-5037 Fax: (301) 480-3510

SPREADSHEET SUMMARY

GRANT NUMBER: 5R44DK078455-03

INSTITUTION: ANGION BIOMEDICA CORPORATION

Facilities and Administrative Costs	Year 3
F&A Cost Rate 1		90%
F&A Cost Base 1	$	[***]
F&A Costs 1	$	[***]

7	Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended.